BPM
BURR PILGER MAYER
Building your future

Exhibit 7.1

October 7, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Madam or Sir:

We have read Sooner Holdings Inc.'s Item 4.02 of Form 8-K filed on October 7, 2011 and agree with the statements contained therein that the previously issued financial statements contained in the company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 and 2010 filed with the SEC on August 15, 2011 should not be relied upon.

Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.
Palo Alto, CA